Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Ford Motor Company Note-Backed
Series 2003-6
*CUSIP:   21988G270   Class  A-1
          21988GCK0   Class  A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending January 16, 2006.

INTEREST ACCOUNT
----------------

Balance as of  July 16, 2005.....                                     $0.00
        Scheduled Income received on securities.....          $1,000,013.50
        Unscheduled Income received on securities.....                $0.00

LESS:
        Distribution to Class A-1 Holders.....               -$1,000,000.00
        Distribution to Class A-2 Holders.....                       -$0.00
        Distribution to Depositor.....                               -$0.00
        Distribution to Trustee.....                                -$13.50
Balance as of  January 16, 2006.....                                  $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of  July 16, 2005.....                                     $0.00
        Scheduled principal payment received on
        securities.....                                               $0.00

LESS:
        Distribution to Holders.....                                 -$0.00
Balance as of   January 16, 2006.....                                 $0.00


            UNDERLYING SECURITIES HELD AS OF January 16, 2006

        Principal
          Amount                      Title of Security
        ---------                     -----------------
       $26,846,000      Ford Motor Company 7.45% GlobLS due July 16, 2031
                        *CUSIP:  345370CA6

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.